As filed with the Securities and Exchange Commission on July 1, 2004

Registration No. __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LENNAR CORPORATION

Co-registrants are listed on the following pages.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	95-4337490 (I.R.S. Employer Identification No.)

700 Northwest 107th Avenue Miami, Florida 33172 (305) 559-4000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	Benjamin P. Butterfield, Esq.
General Counsel and Secretary
Lennar Corporation
700 Northwest 107th Avenue
Miami, Florida 33172
(305) 559-4000
(Name, address, including zip code, and
telephone number, including area code, of
agent for service)

With copies to:
David W. Bernstein, Esq.
Kathleen Werner, Esq.
Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities to be	Amount to be	Offering Price Per	Aggregate Offering	Amount of
registered	registered	Unit	Price(2)	Registration Fee(5)
Class A Common Stock, Class B Common Stock, Preferred Stock, Participating Preferred Stock, Depositary Shares, Debt Securities, Warrants(1)	(3)	(3)	$680,000,000	$86,156
Guarantees of Debt Securities by direct and indirect subsidiaries of Lennar(4)	(3)	(3)	—	$0 (5)

(1)	Includes shares of Class A and Class B common stock which may be issued upon conversion of Preferred Stock or Debt Securities, or exercise of Warrants, which are being registered.
(2)	Estimated solely for the purpose of calculating the registration fee.
(3)	Not applicable, as provided in General Instruction II.D to Form S-3.
(4)	See the following pages for a list of the subsidiary guarantors.
(5)	Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee for the guarantees is payable.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The prospectus included in this registration statement also applies to securities that are the subject of Registration Statement No. 333-65244.

The following direct and indirect subsidiaries of the registrant may guarantee the debt securities and are co-registrants under this registration statement.

Jurisdiction of
	Incorporation or	I.R.S. Employer
Name of Co-Registrant	Organization	Identification No.
Acme Water Supply & Management Company	Florida	43-1959099
Aquaterra Utilities, Inc.	Florida	59-3674555
Asbury Woods L.L.C.	Illinois	36-4491586
Avalon-Sienna III, L.L.C.	Illinois	36-4369395
B. Andrews & Co., Inc.	Maryland	52-1506110
Barnsboro Associates, LLC	New Jersey	72-1537693
Bayhome USH, Inc.	New Jersey	68-0554763
Bella Oaks L.L.C.	Illinois	36-4391790
Bennetts Village LLC	New Jersey	72-1537695
Bickford Holdings, LLC	Nevada	86-0862875
Boca Greens, Inc.	Florida	59-1707681
Boca Isles South Club, Inc.	Florida	65-0456217
Boggy Creek USH, Inc.	Texas	43-2022862
Bramalea California, Inc.	California	95-3426206
Bramalea California Properties, Inc.	California	98-0087244
Bramalea California Realty, Inc.	California	59-3504214
Brazoria County LP, Inc.	Nevada	91-2058054
Brewer Baseline Investors, LLC	California	71-0926637
Builders Acquisition Corp.	Delaware	65-1138117
Builders LP, Inc.	Delaware	43-1981685
Cambria L.L.C.	Illinois	36-4343919
Cantera Village L.L.C.	Illinois	36-4045136
Cary Woods L.L.C.	Illinois	36-4511011
Claremont Ridge L.L.C.	Illinois	36-4491588
Claridge Estates L.L.C.	Illinois	36-4511104
Clodine-Bellaire LP, Inc.	Nevada	91-1937380
Club Pembroke Isles, Inc.	Florida	65-0567595
Club Tampa Palms, Inc.	Florida	65-1061700
Colonial Heritage LLC	Virginia	20-0646289
Concord at Meadowbrook L.L.C.	Illinois	36-0026164
Concord at Pheasant Run Trails L.L.C.	Illinois	30-0023454
Concord at Ravenna L.L.C.	Illinois	41-2088272
Concord at Zurich Village L.L.C.	Illinois	36-4492814
Concord City Centre L.L.C.	Illinois	36-4303767
Concord Hills, Inc.	Illinois	36-3851896
Concord Hills Limited Partnership	Illinois	36-3851920
Concord Homes, Inc.	Illinois	48-1259541
Concord Lake, Inc.	Illinois	36-3885795
Concord Lake Limited Partnership	Illinois	36-3885794
Concord Mills Estates L.L.C.	Illinois	36-4303710
Concord Mills Limited Partnership	Illinois	36-3983636
Concord Oaks, Inc.	Illinois	36-3909432
Concord Oaks Limited Partnership	Illinois	36-3913675
Concord Park, Inc.	Illinois	36-3973265
Concord Park Limited Partnership	Illinois	36-3899290
Concord Pointe, Inc.	Illinois	36-3897253
Concord Pointe Limited Partnership	Illinois	36-3899290

Jurisdiction of
	Incorporation or	I.R.S. Employer
Name of Co-Registrant	Organization	Identification No.
Coto de Caza, Ltd.	California	33-0738531
Country Club Development at the Fort, LLC	California	74-0574053
Coventry L.L.C.	Illinois	36-4511106
DCA Homes NJ Realty, Inc.	New Jersey	22-2242815
DCA of Lake Worth, Inc.	Florida	59-1863953
DCA of New Jersey, Inc.	New Jersey	22-2285266
E.M.J.V. Corp.	Florida	59-3411844
Enclave Land, L.L.C.	Illinois	02-0569313
ERMLOE, LLC	Florida	61-1426128
F.P. Construction Corp.	Delaware	23-2991585
Fidelity Guaranty and Acceptance Corporation	Delaware	76-0168225
Fortress Holding – Virginia, LLC	Delaware	54-1996535
Fortress Illinois, LLC	Delaware	20-1178246
Fortress Management, Inc.	Texas	74-3004651
Fortress Missouri, LLC	Delaware	43-1902931
Fortress Mortgage, Inc.	Delaware	54-1830770
Fortress Pennsylvania, LLC	Delaware	58-2348576
Fortress Pennsylvania Realty, Inc.	Delaware	23-2991518
Fortress-Florida, Inc.	Delaware	54-1837545
Fox-Maple Associates, LLC	New Jersey	43-1997377
Foxwood L.L.C.	Illinois	36-4511105
Gateway Commons, L.L.C.	Maryland	68-0515247
Genesee Communities I, Inc.	Colorado	84-1317557
Genesee Communities II, LLC	Colorado	84-1567457
Genesee Communities III, Inc.	Colorado	84-1361682
Genesee Communities IV, LLC	Colorado	84-1567305
Genesee Communities V, LLC	Colorado	84-1567306
Genesee Communities VI, LLC	Colorado	84-1567307
Genesee Communities VII, LLC	Colorado	84-1567308
Genesee Communities VIII, LLC	Colorado	84-1567309
Genesee Communities IX, LLC	Colorado	80-0014048
Genesee Venture, LLC	Colorado	84-1567456
Glenview Reserve, LLC	Illinois	36-4415694
Grand Isle Club, Inc.	Florida	46-0482148
Greenfield/Waterbury L.L.C.	Illinois	36-4099504
Greystone Construction, Inc.	Arizona	86-0864245
Greystone Homes, Inc.	Delaware	93-1070009
Greystone Homes of Nevada, Inc.	Delaware	88-0412604
Greystone Nevada, LLC	Delaware	88-0412611
Hallston Burbank LLC	Delaware	33-0843511
Harris County LP, Inc.	Nevada	91-1890279
Haverton L.L.C.	Illinois	36-0057181
Heathcote Commons LLC	Virginia	20-1178932
Heritage Harbour Realty, Inc.	Florida	75-3080965
Heritage Housing Group, Inc.	Maryland	52-1783710
Heritage USH, Inc.	Florida	72-1551056
Home Buyer’s Advantage Realty, Inc.	Texas	76-0573246
Homecraft Corporation	Texas	76-0334090

Jurisdiction of
	Incorporation or	I.R.S. Employer
Name of Co-Registrant	Organization	Identification No.
Imperial Homes Corporation	Florida	76-0334117
Impressions L.L.C.	Illinois	36-4249224
Inactive Corporations, Inc.	Florida	59-1275889
Kings Lake TH, LLC	Florida	54-2096335
Kings Ridge Golf Corporation	Florida	65-0718382
Kings Ridge Recreation Corporation	Florida	65-0718384
Kings Wood Development Corporation	Florida	65-0766576
Landmark Homes, Inc.	North Carolina	56-2009874
Laureate Homes of Arizona, Inc.	Arizona	76-0671037
Legacy Homes, Inc.	North Carolina	56-1588510
Legends Club, Inc.	Florida	48-1259544
Legends Golf Club, Inc.	Florida	59-3691814
LENH I, LLC	Florida	56-2349820
Lennar Acquisition Corp. II	California	33-0812777
Lennar Americanos Douglas, LLC	California	76-0725087
Lennar Associates Management, LLC	Delaware	52-2257293
Lennar Associates Management Holding Company	Florida	31-1806357
Lennar Aviation, Inc.	Delaware	02-0543705
Lennar Carolina, Inc.	Delaware	87-0713832
Lennar Central Park, LLC	Delaware	20-1087322
Lennar Central Region Sweep, Inc.	Nevada	65-1111068
Lennar Chicago, Inc.	Illinois	36-3971759
Lennar Communities, Inc.	California	33-0855007
Lennar Communities Development, Inc.	Delaware	86-0262130
Lennar Communities of Florida, Inc.	Florida	02-0543694
Lennar Communities of South Florida, Inc.	Florida	02-0543702
Lennar Construction, Inc.	Arizona	86-0972186
Lennar Coto Holdings, L.L.C.	California	33-0787906
Lennar Developers, Inc.	Florida	48-1259540
Lennar Developers, Inc. II	Florida	03-0501883
Lennar Developers, Inc. III	Florida	03-0501885
Lennar Family of Builders GP, Inc.	Delaware	43-1981691
Lennar Family of Builders Limited Partnership	Delaware	43-1981697
Lennar Financial Services, LLC	Florida	65-0774024
Lennar Fresno, Inc.	California	33-1008718
Lennar Homes, Inc.	Florida	59-0711505
Lennar Homes Holding Corp.	Delaware	16-1641233
Lennar Homes of Arizona, Inc.	Arizona	65-0163412
Lennar Homes of California, Inc.	California	93-1223261
Lennar Homes of Texas Land and Construction, Ltd.	Texas	75-2792018
Lennar Homes of Texas Sales and Marketing, Ltd.	Texas	75-2792019
Lennar Houston Land, LLC	Texas	71-0893559
Lennar La Paz, Inc.	California	33-0812776
Lennar La Paz Limited, Inc.	California	33-0812775
Lennar Land Partners Sub, Inc.	Delaware	65-0776454

Jurisdiction of
	Incorporation or	I.R.S. Employer
Name of Co-Registrant	Organization	Identification No.
Lennar Land Partners Sub II, Inc.	Nevada	88-0429001
Lennar Military Housing, Inc.	Delaware	05-0566325
Lennar Nevada, Inc.	Nevada	88-0401445
Lennar Northland I, Inc.	California	33-0805080
Lennar Northland II, Inc.	California	33-0821001
Lennar Northland III, Inc.	California	33-0821002
Lennar Northland IV, Inc.	California	33-0821003
Lennar Northland V, Inc.	California	33-0836779
Lennar Northland VI, Inc.	California	33-0836810
Lennar Northpointe North, LLC	California	20-1179019
Lennar Pacific, Inc.	Delaware	88-0412608
Lennar Pacific, L.P.	Delaware	88-0412610
Lennar Pacific Properties, Inc.	Delaware	88-0412607
Lennar Pacific Properties Management, Inc.	Delaware	30-0139878
Lennar Realty, Inc.	Florida	59-0866794
Lennar Renaissance, Inc.	California	33-0726195
Lennar Reno, LLC	Nevada	22-3895412
Lennar Sacramento, Inc.	California	33-0794993
Lennar Sales Corp.	California	95-4716082
Lennar San Jose Holdings, Inc.	California	65-0645170
Lennar Southland I, Inc.	California	33-0801714
Lennar Southland II, Inc.	California	33-0836784
Lennar Southland III, Inc.	California	33-0836786
Lennar Southwest Holding Corp.	Nevada	91-1933536
Lennar Sun Ridge, LLC	California	94-3392987
Lennar Texas Holding Company	Texas	75-2788257
Lennar Trading Company, LP	Texas	72-1574089
Lennar.Com, Inc.	Florida	65-0980149
Lennar-Kings Lake, Inc.	Florida	54-2096420
Lennar-Lantana Boatyard, Inc.	Florida	56-2321100
Lennarstone Marketing Group, LLC	Arizona	86-0998754
LFS Holding Company, LLC	Delaware	65-1105931
LH Eastwind, LLC	Florida	20-0097714
LHI Renaissance, LLC	Florida	02-0680656
LN, L.L.C.	Florida	22-3871208
Long Point Development Corporation	Texas	76-0587917
Lorton Station, LLC	Virginia	76-0694499
Lucerne Merged Condominiums, Inc.	Florida	65-0576452
Lundgren Bros. Construction, Inc.	Minnesota	41-0970679
M.A.P. Builders, Inc.	Florida	59-1908120
Madrona Village L.L.C.	Illinois	36-4343916
Marble Mountain Partners, LLC	California	41-2076340
Marlborough Development Corporation	California	95-6072804
Mid-County Utilities, Inc.	Maryland	76-0610395
Midland Housing Industries Corp.	California	95-2775081
Midland Investment Corporation	California	95-2842301
Mission Viejo 12S Venture, LP	California	33-0615197

Jurisdiction of
	Incorporation or	I.R.S. Employer
Name of Co-Registrant	Organization	Identification No.
Mission Viejo Holdings, Inc.	California	33-0785862
Moffett Meadows Partners, LLC	Delaware	56-2320229
New Home Brokerage, Inc.	Florida	76-0683361
North County Land Company, LLC	California	65-1130656
Northbridge L.L.C.	Illinois	36-4511102
Northern Land Company, LLC	Colorado	20-1179078
Northgate Highlands Development II, LLC	Colorado	76-0698064
NuHome Designs, L.L.C.	Texas	76-0569460
Oceanpointe Development Corporation	Florida	76-0264460
Orrin Thompson Construction Company	Minnesota	76-0334101
Orrin Thompson Homes Corp.	Minnesota	76-0334105
Paparone Construction Co.	New Jersey	76-0334106
Parc Chestnut L.L.C.	Illinois	36-4440993
Parkside Estates L.L.C.	Illinois	36-4280079
Patriot Homes, Inc.	Maryland	52-1720993
Patriot Homes of Virginia, Inc.	Virginia	52-2200965
Placer Vineyards, LLC	California	71-0926641
Polygon La Paz Associates	Washington	91-1640455
Providence Glen L.L.C.	Illinois	36-4319757
Rancho Summit, LLC	California	33-0787817
Rivenhome Corporation	Florida	76-0569346
Riviera Land Corp.	Florida	59-1281470
RRKTG Lumber, LLC	Delaware	43-1902931
Rutenberg Homes, Inc. (FL)	Florida	76-0340291
Rutenberg Homes of Texas, Inc.	Texas	76-0215995
S. Florida Construction, LLC	Florida	71-0949799
S. Florida Construction II, LLC	Florida	72-1567303
S. Florida Construction III, LLC	Florida	72-1567302
Savell Gulley Development Corporation	Texas	76-0564056
SEA Joint Venture, LLC	Colorado	76-0675477
SFHR Management, L.L.C.	Illinois	36-4461074
Silver Lakes-Gateway Clubhouse, Inc.	Florida	65-0628738
Sonoma L.L.C.	Illinois	36-4443842
South Park Development, LLC	Delaware	91-2057895
Spanish Springs Development, LLC	Nevada	76-0672277
Stoney Corporation	Florida	59-3374931
Stoneybrook Golf Club, Inc.	Florida	76-0669064
Strategic Cable Technologies, L.P.	Texas	20-1179138
Strategic Holdings, Inc.	Nevada	91-1770357
Strategic Technologies, Inc.	Florida	65-0523605
Strategic Technologies Communications of California, Inc.	California	95-4149805
Summerway Investment Corp.	Florida	76-0589471
Summerwood, L.L.C.	Maryland	27-0045425
Summit Acquisition Corp.	Delaware	14-1842265

Jurisdiction of
	Incorporation or	I.R.S. Employer
Name of Co-Registrant	Organization	Identification No.
Summit Enclave, L.L.C.	Illinois	30-0070526
Summit Glen, L.L.C.	Illinois	36-4359627
Summit Land, L.L.C.	Illinois	36-4357327
Summit Ridge 23, L.L.C.	Illinois	30-0036763
Summit Townes, L.L.C.	Illinois	36-4334330
Summit-Meadowbrook, L.L.C.	Illinois	36-4196022
Summit-Reserve, L.L.C.	Illinois	36-4168228
Sunstar Enterprises, LLC	Delaware	20-1179187
The Club at Stoneybrook, Inc.	Florida	65-1061241
The Courts of Indian Creek L.L.C.	Illinois	36-4415696
The Fortress Group, Inc.	Delaware	54-1774997
The Grande By Lennar Builders, Inc.	Florida	81-0560954
The Sexton L.L.C.	Illinois	36-4100579
Tustin Villas Partners, LLC	Delaware	41-2076342
Tustin Vistas Partners, LLC	Delaware	32-0054237
U.S. Home Associates Management, Inc.	Delaware	43-1981702
U.S. Home Corporation	Delaware	52-2227619
U.S. Home of Arizona Construction Co.	Arizona	74-2402824
U.S. Home of West Virginia, Inc.	West Virginia	01-0656197
U.S. Home Realty, Inc. (TX)	Texas	76-0136964
U.S. Home Realty Corporation	Florida	76-0327612
U.S. Home Southwest Holding Corp.	Nevada	76-0680795
U.S.H. Corporation of New York	New York	22-1995835
U.S.H. Los Prados, Inc.	Nevada	88-0232393
U.S.H. Realty, Inc.	Maryland	74-2765031
University Community Partners, LLC	Delaware	45-0512619
USH Acquisition Corp.	Delaware	76-0604353
USH Bickford, LLC	California	76-0654167
USH Equity Corporation	Nevada	76-0450341
USH Heritage Pom, L.L.C.	Arizona	76-0686598
USH Millennium Ventures Corp.	Florida	76-0546603
USH (West Lake), Inc.	New Jersey	22-3471278
USH Woodbridge, Inc.	Texas	76-0561576
USHHH, Inc.	Florida	76-0641307
Villages of Rio Pinar Club, Inc.	Florida	48-1259543
West Adams Street L.L.C.	Illinois	36-4210710
West Chocolate Bayou Development Corp.	Texas	76-0648748
Westbrook Homes, LLC	Delaware	20-1179223
Westchase, Inc.	Nevada	91-1954138
Westchase, Ltd.	Texas	91-1954138
Weststone Corporation	Florida	74-2944437

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale it is not permitted.

SUBJECT TO COMPLETION
DATED July 1, 2004

PROSPECTUS

$1,000,000,000

LENNAR CORPORATION

Class A Common Stock
Class B Common Stock
Preferred Stock
Participating Preferred Stock
Depositary Shares
Debt Securities
and
Warrants

     We may from time to time offer our Class A common stock, Class B common stock, preferred stock (which we may issue in one or more series), participating preferred stock, depositary shares representing shares of preferred stock, debt securities (which we may issue in one or more series and which may or may not be guaranteed by some or all of our subsidiaries, other than our subsidiaries which are mortgage or title reinsurance companies) or warrants entitling the holders to purchase Class A common stock, Class B common stock, preferred stock, participating preferred stock, depositary shares or debt securities, at an aggregate initial offering price which will not exceed $1,000,000,000. We will determine when we sell securities, the amounts of securities we will sell and the prices and other terms on which we will sell them. We may sell securities to or through underwriters, through agents or directly to purchasers.

     We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities which we offer in the future. We may describe the terms of those securities in a term sheet which will precede the prospectus supplement. Any such securities we may offer in the future in a prospectus supplement may not be sold until this registration statement becomes effective.

     In each prospectus supplement we will include the following information:

•	The names of the underwriters or agents, if any, through which we will sell the securities;

•	The proposed amounts of securities, if any, which the underwriters will purchase;

•	The compensation, if any, of those underwriters or agents;

•	The major risk factors associated with the securities offered;

•	The initial public offering price of the securities;

•	Information about securities exchanges or automated quotation systems on which the securities will be listed or traded; and

•	Any other material information about the offering and sale of the securities.

     Our Class A common stock is listed on the New York Stock Exchange under the symbol “LEN” and our Class B common stock is listed on the New York Stock Exchange under the symbol “LEN.B”.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities we may be offering or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                   , 2004

FORWARD-LOOKING INFORMATION

     We make “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 about our business in our filings with the Securities and Exchange Commission. By their nature, forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those which the statements anticipate. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “can,” “could,” “might,” “guidance,” “goal,” “visibility,” or words or phrases of similar meaning in connection with discussion of anticipated or targeted future operating or financial performance. Factors which may affect our results include, but are not limited to, changes in general economic conditions, the market and prices for homes generally and in areas where we have developments, the availability and cost of land suitable for residential development, prices of materials, labor costs, interest rates, consumer confidence, competition, terrorist acts or other acts of war, environmental factors and government regulations affecting our operations. Our reports filed with the Securities and Exchange Commission contain further discussions of these and other risks and uncertainties applicable to our business.

(i)

     Unless otherwise indicated, all references to “Lennar,” the “Company,” “we,” “us” and “our” refer to Lennar Corporation and its consolidated subsidiaries.

LENNAR

     We are one of the nation’s largest homebuilders and a provider of financial services. Our homebuilding operations include the sale and construction of single-family attached and detached homes, as well as the purchase, development and sale of residential land directly and through our unconsolidated partnerships. Our financial services subsidiaries provide mortgage financing, title insurance, closing services and insurance agency services for both buyers of our homes and others, and sell the loans they originate in the secondary mortgage market. These subsidiaries also provide high-speed Internet access, cable television and alarm installation and monitoring services to residents of communities we develop and others.

     We are a Delaware corporation, with our principal executive offices at 700 Northwest 107th Avenue, Miami, Florida 33172. Our main telephone number at those offices is (305) 559-4000.

USE OF PROCEEDS

     Except as may be set forth in a particular prospectus supplement, we will add the net proceeds from sales of securities to our general corporate funds, which we may use to repay indebtedness, including indebtedness of our wholly-owned subsidiaries, for acquisitions, or for other general corporate purposes. We are always looking at the possibility of acquiring homebuilders and other companies. We currently are engaged in discussions regarding possible acquisitions. However, we have no agreements or understandings regarding any significant transactions, and it is possible we will not enter into any significant transactions in the near future.

RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended			Years Ended November 30.
	February 29,		February 28,
	2004		2003	2003		2002		2001		2000		1999
Ratio of earnings to fixed charges(1)	6.8	x	5.2x	8.6	x	6.7	x	5.3	x	3.5	x	4.7	x

(1)	For the purpose of calculating the ratio of earnings to fixed charges, “earnings” consist of income from continuing operations before income taxes plus “fixed charges” and certain other adjustments. “Fixed charges” consist of interest incurred on all indebtedness related to continuing operations (including amortization of original issue discount), and the implied interest component of our rent obligations.

     There was no preferred stock outstanding for any of the periods shown above. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends was identical to the ratio of earnings to fixed charges.

DESCRIPTION OF DEBT SECURITIES

     We will issue the debt securities under either (a) an indenture dated as of June 25, 2004 with U.S. Bank Trust National Association, as trustee, or (b) an indenture dated as of December 31, 1997, with J.P. Morgan Trust Company, N.A. (as successor to First National Bank of Chicago, N.A.) as trustee. We may supplement either of these indentures from time to time. The following paragraphs describe the provisions of the indentures. We have filed the indenture with U.S. Bank Trust National Association, as trustee, as an exhibit to the registration statement which includes this prospectus, and we have filed the indenture with J.P. Morgan Trust Company, N.A. as successor trustee, as an exhibit to Registration Statement File No. 333-17311. You can inspect either of these indentures as described under “Information We File” on page 10, or at the office of the trustee that is a party to it.

General

     The debt securities will be direct obligations of our company and may be either senior debt securities or subordinated debt securities. Some or all of the co-registrants under the registration statement, which includes this prospectus (each of which is our direct or indirect subsidiary), may guaranty our payment of debt securities issued under this prospectus. In addition, the debt securities may be secured by the shares of some or all of our subsidiaries. The indenture does not limit the principal amount of debt securities that we may issue. We may issue debt securities in one or more series. A supplemental indenture will set forth specific terms of each series of debt securities. There will be prospectus supplements relating to particular series of debt securities. Each prospectus supplement will describe:

•	the title of the debt securities and whether the debt securities are senior or subordinated debt securities;

•	any limit upon the aggregate principal amount of a series of debt securities which we may issue;

•	the date or dates on which principal of the debt securities will be payable and the amount of principal which will be payable;

•	the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or contingent interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable, the persons to whom interest will be payable, if other than the registered holders on the record date, and the record date for the interest payable on any payment date;

•	the currency or currencies in which principal, premium, if any, and interest, if any, will be paid;

•	whether our obligations with regard to the debt securities are guaranteed by some or all of our subsidiaries;

•	whether our obligations with regard to the debt securities are secured by shares of some or all of our subsidiaries;

•	the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities which are in registered form can be presented for registration of transfer or exchange;

•	any provisions regarding our right to prepay debt securities or of holders to require us to prepay debt securities;

•	the right, if any, of holders of the debt securities to convert them into common stock or other securities, including any contingent conversion provisions;

•	any provisions requiring or permitting us to make payments to a sinking fund which will be used to redeem debt securities or a purchase fund which will be used to purchase debt securities;

•	any index or formula used to determine the required payments of principal, premium, if any, or interest, if any;

•	the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

•	any special or modified events of default or covenants with respect to the debt securities; and

•	any other material terms of the debt securities.

     The indenture does not contain any restrictions on the payment of dividends or the repurchase of our securities or any financial covenants. However, supplemental indentures relating to particular series of debt securities may contain provisions of that type.

     We may issue debt securities at a discount from, or at a premium to, their stated principal amount. A prospectus supplement may describe federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount or a premium.

     If the principal of, premium, if any, or interest, if any, with regard to any series of debt securities is payable in a foreign currency, then in the prospectus supplement relating to those debt securities, we will describe any restrictions on currency conversions, tax considerations or other material restrictions with respect to that issue of debt securities.

Form of Debt Securities

     We may issue debt securities in certificated or uncertificated form, in registered form with or without coupons or in bearer form with coupons, if applicable.

     We may issue debt securities of a series in the form of one or more global certificates evidencing all or a portion of the aggregate principal amount of the debt securities of that series. We may deposit the global certificates with depositaries, and the certificates may be subject to restrictions upon transfer or upon exchange for debt securities in individually certificated form.

Events of Default and Remedies

     An event of default with respect to each series of debt securities will include:

•	our default in payment of the principal of or premium, if any, on any debt securities of any series beyond any applicable grace period;

•	our default for 30 days or a different period specified in a supplemental indenture, which may be no period, in payment of any installment of interest due with regard to debt securities of any series;

•	our default for 60 days after notice in the observance or performance of any other covenants in the indenture; and

•	certain events involving our bankruptcy, insolvency or reorganization.

Supplemental indentures relating to particular series of debt securities may include other events of default.

     Each indenture provides that the trustee may withhold notice to the holders of any series of debt securities of any default (except a default in payment of principal, premium, if any, or interest, if any) if the trustee considers it in the interest of the holders of the series to do so.

     Each indenture provides that if any event of default has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of the series of debt securities then outstanding may declare the principal of and accrued interest, if any, on all the debt securities of that series to be due and payable immediately. However, if we cure all defaults (except the failure to pay principal, premium or interest which became due solely because of the acceleration) and certain other conditions are met, that declaration may be annulled and past defaults may be waived by the holders of a majority in principal amount of the series of debt securities then outstanding.

     The holders of a majority of the outstanding principal amount of a series of debt securities will have the right to direct the time, method and place of conducting proceedings for any remedy available to the trustee, subject to certain limitations specified in the indenture.

     A prospectus supplement will describe any additional or different events of default which apply to any series of debt securities.

Modification of an Indenture

     We and the trustee under an indenture may:

•	without the consent of holders of debt securities, modify the indenture to cure errors or clarify ambiguities;

•	with the consent of the holders of not less than a majority in principal amount of the debt securities which are outstanding under the indenture, modify the indenture or the rights of the holders of the debt securities generally; and

•	with the consent of the holders of not less than a majority in outstanding principal amount of any series of debt securities, modify any supplemental indenture relating solely to that series of debt securities or the rights of the holders of that series of debt securities.

     However, we may not:

•	extend the fixed maturity of any debt securities, reduce the rate or extend the time for payment of interest, if any, on any debt securities, reduce the principal amount of any debt securities or the premium, if any, on any debt securities, impair or affect the right of a holder to institute suit for the payment of principal, premium, if any, or interest, if any, with regard to any debt securities, change the currency in which any debt securities are payable or impair the right, if any, to convert any debt securities into common stock or any other of our securities, without the consent of each holder of debt securities who will be affected; or

•	reduce the percentage of holders of debt securities required to consent to an amendment, supplement or waiver, without the consent of the holders of all the then outstanding debt securities or outstanding debt securities of the series which will be affected.

Mergers and Other Transactions

     We may not consolidate with or merge into any other entity, or transfer or lease our properties and assets substantially as an entirety to another person, unless (1) the entity formed by the consolidation or into which we are merged, or which acquires or leases our properties and assets substantially as an entirety, assumes by a supplemental indenture all our obligations with regard to outstanding debt securities and our other covenants under the indenture, and (2) with regard to each series of debt securities, immediately after giving effect to the transaction, no event of default, with respect to that series of debt securities, and no event which would become an event of default, will have occurred and be continuing.

Concerning the Trustee

     U.S. Bank Trust National Association and J.P. Morgan Trust Company, N.A., the trustees under the indentures, or their affiliates, provide, and may continue to provide, loans and banking services to us in the ordinary course of their businesses.

Governing Law

     Each of the indentures, each supplemental indenture, and the debt securities issued under them will be governed by, and construed in accordance with, the laws of New York State.

DESCRIPTION OF WARRANTS

     Each issue of warrants will be the subject of a warrant agreement, which will contain the terms of the warrants. We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe, as to the warrants to which it relates:

•	the securities which may be purchased by exercising the warrants (which may be Class A common stock, Class B common stock, preferred shares, participating preferred shares, debt securities, depositary shares or units consisting of two or more of those types of securities);

•	the exercise price of the warrants (which may be wholly or partly payable in cash or wholly or partly payable with other types of consideration);

•	the period during which the warrants may be exercised;

•	any provision adjusting the securities which may be purchased on exercise of the warrants and the exercise price of the warrants in order to prevent dilution or otherwise;

•	the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

•	any other material terms of the warrants.

DESCRIPTION OF COMMON STOCK AND PREFERRED SHARES

     Our authorized capital stock consists of 300,000,000 shares of Class A common stock, $0.10 par value, 90,000,000 shares of Class B common stock, $0.10 par value, 100,000,000 shares of participating preferred stock, $0.10 par value, and 500,000 shares of preferred stock, $10.00 par value. At March 31, 2004, 123,483,332 shares of our Class A common stock, 32,574,079 shares of our Class B common stock and no shares of participating preferred stock or preferred stock were outstanding.

Preferred Stock

     We may issue preferred stock in series with any rights and preferences which may be authorized by our board of directors. We will distribute a prospectus supplement with regard to each series of preferred stock. Each prospectus supplement will describe, as to the series of preferred stock to which it relates:

•	the title of the series;

•	any limit upon the number of shares of the series which may be issued;

•	the preference, if any, to which holders of the series will be entitled upon our liquidation;

•	the date or dates on which we will be required or permitted to redeem shares of the series;

•	the terms, if any, on which we or holders of the series will have the option to cause shares of the series to be redeemed;

•	the voting rights of the holders of the series;

•	the dividends, if any, which will be payable with regard to the series (which may be fixed dividends or participating dividends and may be cumulative or non-cumulative);

•	the right, if any, of holders of the series to convert them into another class or series of our stock or securities, including provisions intended to prevent dilution of those conversion rights;

•	any provisions by which we will be required or permitted to make payments to a sinking fund which will be used to redeem shares of the series or a purchase fund which will be used to purchase shares of the series; and

•	any other material terms of the series.

     Holders of shares of preferred stock will not have preemptive rights.

Class A and Class B Common Stock

     All the outstanding shares of our Class A and Class B common stock are fully paid and nonassessable and are entitled to participate equally and ratably in dividends and in distributions available for the common stock on liquidation. The transfer agent and registrar for the Class A and Class B common stock is EquiServe Trust Company, a wholly-owned subsidiary of EquiServe Limited Partnership of Canton, Massachusetts.

     Our Class B common stock is identical in every respect with our Class A common stock, except that (a) each share of Class B common stock is entitled to ten votes on each matter submitted to the vote of the common stockholders, while each share of Class A common stock is entitled to only one vote, (b) amendments to provisions of our Certificate of Incorporation relating to the Class A common stock or the Class B common stock require the approval of a majority of the shares of Class A common stock which are voted with regard to them (as well as approval of a majority in voting power of all the outstanding Class A and Class B common stock combined), and (c) under Delaware law, certain matters affecting the rights of holders of Class B common stock may require approval of the holders of the Class B common stock voting as a separate class.

     At November 30, 2003, Stuart A. Miller, our President and Chief Executive Officer, had voting power, through family-owned entities and personal holdings, of Class A and Class B common stock which would entitle Mr. Miller to approximately 48% of the votes which could be cast by the holders of our outstanding Class A and Class B common stock combined. That gives significant influence to Mr. Miller in electing all our directors and approving most matters that are presented to our stockholders. Mr. Miller’s voting power might discourage someone from making a significant equity investment in us, even if we needed the investment to meet our obligations and to operate our business.

DESCRIPTION OF PARTICIPATING PREFERRED STOCK

     Our participating preferred stock is identical with the Class A common stock in every way, except that (a) no dividends may be paid with regard to the Class A and Class B common stock in a calendar year until the holders of the participating preferred stock have received a total of $.0125 per share, then no dividends may be paid in that year with regard to the participating preferred stock until the holders of the Class A and Class B common stock have received dividends totaling $.0125 per share, and then any additional dividends in the year will be paid on an equal per share basis to the holders of the participating preferred stock and of the Class A and Class B common stock, (b) if we are liquidated, none of our assets may be distributed to the holders of the Class A and Class B common stock until the holders of the participating preferred stock have received assets totaling $10 per share, then no assets may be distributed to the holders of the participating preferred stock until the holders of the Class A and Class B common stock have received assets totaling $10 per share, and then any further liquidating distributions will be made on an equal per share basis to the holders of the participating preferred stock and of the Class A and Class B common stock, and (c) holders of participating preferred stock will vote separately on corporate actions which would change the participating preferred stock or would cause the holders of the participating preferred stock to receive consideration in a merger or similar transaction which is different from the consideration received by the holders of the Class A and Class B common stock.

DESCRIPTION OF DEPOSITARY SHARES

     We may issue depositary receipts representing interests in shares of particular series of preferred stock which are called depositary shares. We will deposit the preferred stock of a series which is the subject of depositary shares with a depositary, which will hold that preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that preferred stock.

     While the deposit agreement relating to a particular series of preferred stock may have provisions applicable solely to that series of preferred stock, all deposit agreements relating to preferred stock we issue will include the following provisions:

     Dividends and Other Distributions. Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred stock an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

     Withdrawal of Preferred Stock. A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of shares of the applicable series of preferred stock, and any money or other property to which the depositary shares relate.

     Redemption of Depositary Shares. Whenever we redeem shares of a series of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of that series held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

     Voting. Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares, and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.

     Liquidation Preference. Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares of the series of preferred stock which is represented by the depositary share.

     Conversion. If shares of a series of preferred stock are convertible into common stock or any other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares with appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares of the series of preferred stock to which the depositary shares relate could at the time be converted.

     Amendment and Termination of a Deposit Agreement. We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the series of preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

•	all outstanding depositary shares to which it relates have been withdrawn, redeemed or converted; or

•	the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

     Miscellaneous. There will be provisions (i) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate, (ii) regarding compensation of the depositary, (iii) regarding resignation of the depositary, (iv) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct) and (v) indemnifying the depositary against certain possible liabilities.

LEGAL MATTERS

     Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, will pass upon the validity of any securities we offer by this prospectus. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

     The consolidated financial statements and the related financial statement schedule of Lennar Corporation incorporated by reference into this prospectus and the registration statement of which it is a part, from Lennar Corporation’s Annual Report on Form 10-K for the fiscal year ended November 30, 2003, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     We are incorporating by reference in this prospectus the following documents which we have previously filed with the Securities and Exchange Commission under the File Number 1-11749:

(a)	our Annual Report on Form 10-K for the fiscal year ended November 30, 2003;

(b)	our Quarterly Report on Form 10-Q for the period ended February 29, 2004;

(c)	our Current Report on Form 8-K dated March 16, 2004;

(d)	our Current Report on Form 8-K dated April 22, 2004;

(e)	our Current Report on Form 8-K dated May 26, 2004;

(f)	our Current Report on Form 8-K dated June 15, 2004;

(g)	our Definitive Proxy Statement filed March 8, 2004; and

(h)	the description of our common stock contained in our registration statement under Section 12 of the Securities Exchange Act of 1934, as amended, as that description has been altered by amendments or reports filed for the purpose of updating that description.

     Whenever after the date of this prospectus we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, those reports and documents will be deemed to be part of this prospectus from the time they are filed. If anything in a report or document we file after the date of this prospectus changes anything in it, this prospectus will be deemed to be changed by that subsequently filed report or document beginning on the date the report or document is filed. Nothing in this prospectus shall be deemed to incorporate information furnished by us on Form 8-K that, pursuant to and in accordance with the rules and regulations of the Commission, is not deemed “filed” for purposes of the Exchange Act.

     We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of any or all of the information that has been incorporated by reference in this prospectus, but not delivered with this prospectus. We will provide this information at no cost to the requester upon written or oral request addressed to Lennar Corporation, 700 Northwest 107th Avenue, Miami, Florida 33172, attention: Director of Investor Relations (telephone: 305-559-4000).

INFORMATION WE FILE

     We file annual, quarterly and current reports, proxy statements and other materials with the SEC. The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers (including us) that file electronically with the SEC. The address of that site is http://www.sec.gov. Reports, proxy statements and other information we file also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 or at our website at http://www.lennar.com.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:

Registration fee – Securities and Exchange Commission	$86,156
Accounting fees and expenses	5,000	(1)
Legal fees and expenses	20,000	(1)
Trustees’ fees and expenses	N/A	(1)
Miscellaneous	13,844

Total	$125,000

(1)	Does not include expenses of preparing prospectus supplements and other expenses relating to offerings of particular securities.

Item 15. Indemnification of Directors and Officers.

     As permitted by Section 145 of the General Corporation Law of Delaware, our Certificate of Incorporation provides that an officer, director, employee or agent of our company is entitled to be indemnified for the expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him by reason of any action, suit or proceeding brought against him by virtue of his acting as such officer, director, employee or agent, provided he acted in good faith or in a manner he reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that in any action or suit by or in the right of our company that person shall be indemnified only for the expenses actually and reasonably incurred by him and, if that person shall have been adjudged to be liable for negligence or misconduct, he shall not be indemnified unless and only to the extent that a court of appropriate jurisdiction shall determine that such indemnification is fair and reasonable.

Item 16. Exhibits.

4.1(a)	Form of Indenture, dated as of June 25, 2004, between the Company and U.S. Bank Trust National Association.
4.1(b)	Form of Indenture, dated as of December 31, 1997, between the Company and J.P. Morgan Trust Company, N.A., as successor in interest to The First National Bank of Chicago, N.A. (incorporated by reference to the Company’s Registration Statement on Form S-3, File No. 333-45527).
4.2(a)	The Company’s Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(a) of the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 1998, dated March 1, 1999), as amended by the Certificate of Amendment to Certificate of Incorporation, dated April 9, 1999 (incorporated by reference to Exhibit 3(a) of the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 1999, dated February 28, 2000) and the Certificate of Amendment to Certificate of Incorporation, dated April 8, 2003 (incorporated by reference to Annex IV to the Schedule 14A dated March 10, 2003).

4.2(b)	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3(e) to the Company’s Annual Report on Form 10-K, for the fiscal year ended November 30, 2003, File No. 001-11749).
5.1	Opinion of Clifford Chance US LLP.
12.1	Statements of Computation of Ratios of Earnings to Fixed Charges.
23.1	Consent of Clifford Chance US LLP (contained in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP.
24.1	Power of Attorney (included on the signature pages).
25.1	Statement of Eligibility and Qualification on Form T-1 of U.S. Bank Trust National Association under the Indenture.
25.2	Statement of Eligibility and Qualification on Form T-1 of predecessor to J.P. Morgan Trust Company (incorporated by reference to the Company’s Registration Statement on Form S-3, File No. 333-45527).

Item 17. Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13 (a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (5) That, (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective and (ii) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (6) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions of our Certificate of Incorporation, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and we will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Miami, state of Florida, on June 30, 2004.

LENNAR CORPORATION
By:	/s/ Stuart A. Miller
Name: Stuart A. Miller
Title: President and Chief Executive Officer

    The following direct and indirect subsidiaries of registrant may guarantee the debt securities and co-registrants under this registration statement:

Name of Co-Registrant

Acme Water Supply & Management Company
Aquaterra Utilities, Inc.
Asbury Woods L.L.C.
Avalon-Sienna III, L.L.C.
B. Andrews & Co., Inc.
Barnsboro Associates, LLC
Bayhome USH, Inc.
Bella Oaks L.L.C.
Bennetts Village LLC
Bickford Holdings, LLC
Boca Greens, Inc.
Boca Isles South Club, Inc.
Boggy Creek USH, Inc.
Bramalea California, Inc.
Bramalea California Properties, Inc.
Bramalea California Realty, Inc.
Brazoria County LP, Inc.
Brewer Baseline Investors, LLC
Builders Acquisition Corp.
Builders LP, Inc.
Cambria L.L.C.
Cantera Village L.L.C.
Cary Woods L.L.C.
Claremont Ridge L.L.C.
Claridge Estates L.L.C.
Clodine-Bellaire LP, Inc.
Club Pembroke Isles, Inc.
Club Tampa Palms, Inc.
Colonial Heritage LLC
Concord at Meadowbrook L.L.C.
Concord at Pheasant Run Trails L.L.C.
Concord at Ravenna L.L.C.
Concord at Zurich Village L.L.C.
Concord City Centre L.L.C.
Concord Hills, Inc.
Concord Hills Limited Partnership
Concord Homes, Inc.
Concord Lake, Inc.
Concord Lake Limited Partnership
Concord Mills Estates L.L.C.
Concord Mills Limited Partnership
Concord Oaks, Inc.
Concord Oaks Limited Partnership
Concord Park, Inc.
Concord Park Limited Partnership
Concord Pointe, Inc.
Concord Pointe Limited Partnership

Name of Co-Registrant

Coto de Caza, Ltd.
Country Club Development at the Fort, LLC
Coventry L.L.C.
DCA Homes NJ Realty, Inc.
DCA of Lake Worth, Inc.
DCA of New Jersey, Inc.
E.M.J.V. Corp.
Enclave Land, L.L.C.
ERMLOE, LLC
F.P. Construction Corp.
Fidelity Guaranty and Acceptance Corporation
Fortress Holding – Virginia, LLC
Fortress Illinois, LLC
Fortress Management, Inc.
Fortress Missouri, LLC
Fortress Mortgage, Inc.
Fortress Pennsylvania, LLC
Fortress Pennsylvania Realty, Inc.
Fortress-Florida, Inc.
Fox-Maple Associates, LLC
Foxwood L.L.C.
Gateway Commons, L.L.C.
Genesee Communities I, Inc.
Genesee Communities II, LLC
Genesee Communities III, Inc.
Genesee Communities IV, LLC
Genesee Communities V, LLC
Genesee Communities VI, LLC
Genesee Communities VII, LLC
Genesee Communities VIII, LLC
Genesee Communities IX, LLC
Genesee Venture, LLC
Glenview Reserve, LLC
Grand Isle Club, Inc.
Greenfield/Waterbury L.L.C.
Greystone Construction, Inc.
Greystone Homes, Inc.
Greystone Homes of Nevada, Inc.
Greystone Nevada, LLC
Hallston Burbank LLC
Harris County LP, Inc.
Haverton L.L.C.
Heathcote Commons LLC
Heritage Harbour Realty, Inc.
Heritage Housing Group, Inc.
Heritage USH, Inc.
Home Buyer’s Advantage Realty, Inc.
Homecraft Corporation
Imperial Homes Corporation

Name of Co-Registrant

Impressions L.L.C.
Inactive Corporations, Inc.
Kings Lake TH, LLC
Kings Ridge Golf Corporation
Kings Ridge Recreation Corporation
Kings Wood Development Corporation
Landmark Homes, Inc.
Laureate Homes of Arizona, Inc.
Legacy Homes, Inc.
Legends Club, Inc.
Legends Golf Club, Inc.
LENH I, LLC
Lennar Acquisition Corp. II
Lennar Americanos Douglas, LLC
Lennar Associates Management, LLC
Lennar Associates Management Holding Company
Lennar Aviation, Inc.
Lennar Carolina, Inc.
Lennar Central Park, LLC
Lennar Central Region Sweep, Inc.
Lennar Chicago, Inc.
Lennar Communities, Inc.
Lennar Communities Development, Inc.
Lennar Communities of Florida, Inc.
Lennar Communities of South Florida, Inc.
Lennar Construction, Inc.
Lennar Coto Holdings, L.L.C.
Lennar Developers, Inc.
Lennar Developers, Inc. II
Lennar Developers, Inc. III
Lennar Family of Builders GP, Inc.
Lennar Family of Builders Limited Partnership
Lennar Financial Services, LLC
Lennar Fresno, Inc.
Lennar Homes, Inc.
Lennar Homes Holding Corp.
Lennar Homes of Arizona, Inc.
Lennar Homes of California, Inc.
Lennar Homes of Texas Land and Construction, Ltd.
Lennar Homes of Texas Sales and Marketing, Ltd.
Lennar Houston Land, LLC
Lennar La Paz, Inc.
Lennar La Paz Limited, Inc.
Lennar Land Partners Sub, Inc.
Lennar Land Partners Sub II, Inc.
Lennar Military Housing, Inc.
Lennar Nevada, Inc.
Lennar Northland I, Inc.

Name of Co-Registrant

Lennar Northland II, Inc.
Lennar Northland III, Inc.
Lennar Northland IV, Inc.
Lennar Northland V, Inc.
Lennar Northland VI, Inc.
Lennar Northpointe North, LLC
Lennar Pacific, Inc.
Lennar Pacific, L.P.
Lennar Pacific Properties, Inc.
Lennar Pacific Properties Management, Inc.
Lennar Realty, Inc.
Lennar Renaissance, Inc.
Lennar Reno, LLC
Lennar Sacramento, Inc.
Lennar Sales Corp.
Lennar San Jose Holdings, Inc.
Lennar Southland I, Inc.
Lennar Southland II, Inc.
Lennar Southland III, Inc.
Lennar Southwest Holding Corp.
Lennar Sun Ridge, LLC
Lennar Texas Holding Company
Lennar Trading Company, LP
Lennar.Com, Inc.
Lennar-Kings Lake, Inc.
Lennar-Lantana Boatyard, Inc.
Lennarstone Marketing Group, LLC
LFS Holding Company, LLC
LH Eastwind, LLC
LHI Renaissance, LLC
LN, L.L.C.
Long Point Development Corporation
Lorton Station, LLC
Lucerne Merged Condominiums, Inc.
Lundgren Bros. Construction, Inc.
M.A.P. Builders, Inc.
Madrona Village L.L.C.
Marble Mountain Partners, LLC
Marlborough Development Corporation
Mid-County Utilities, Inc.
Midland Housing Industries Corp.
Midland Investment Corporation
Mission Viejo 12S Venture, LP
Mission Viejo Holdings, Inc.
Moffett Meadows Partners, LLC
New Home Brokerage, Inc.

Name of Co-Registrant

North County Land Company, LLC
Northbridge L.L.C.
Northern Land Company, LLC
Northgate Highlands Development II, LLC
NuHome Designs, L.L.C.
Oceanpointe Development Corporation
Orrin Thompson Construction Company
Orrin Thompson Homes Corp.
Paparone Construction Co.
Parc Chestnut L.L.C.
Parkside Estates L.L.C.
Patriot Homes, Inc.
Patriot Homes of Virginia, Inc.
Placer Vineyards, LLC
Polygon La Paz Associates
Providence Glen L.L.C.
Rancho Summit, LLC
Rivenhome Corporation
Riviera Land Corp.
RRKTG Lumber, LLC
Rutenberg Homes, Inc. (FL)
Rutenberg Homes of Texas, Inc.
S. Florida Construction, LLC
S. Florida Construction II, LLC
S. Florida Construction III, LLC
Savell Gulley Development Corporation
SEA Joint Venture, LLC
SFHR Management, L.L.C.
Silver Lakes-Gateway Clubhouse, Inc.
Sonoma L.L.C.
South Park Development, LLC
Spanish Springs Development, LLC
Stoney Corporation
Stoneybrook Golf Club, Inc.
Strategic Cable Technologies, L.P.
Strategic Holdings, Inc.
Strategic Technologies, Inc.
Strategic Technologies Communications of California, Inc.
Summerway Investment Corp.
Summerwood, L.L.C.
Summit Acquisition Corp.
Summit Enclave, L.L.C.
Summit Glen, L.L.C.
Summit Land, L.L.C.
Summit Ridge 23, L.L.C.
Summit Townes, L.L.C.
Summit-Meadowbrook, L.L.C.
Summit-Reserve, L.L.C.

Name of Co-Registrant

Sunstar Enterprises, LLC
The Club at Stoneybrook, Inc.
The Courts of Indian Creek L.L.C.
The Fortress Group, Inc.
The Grande By Lennar Builders, Inc.
The Sexton L.L.C.
Tustin Villas Partners, LLC
Tustin Vistas Partners, LLC
U.S. Home Associates Management, Inc.
U.S. Home Corporation
U.S. Home of Arizona Construction Co.
U.S. Home of West Virginia, Inc.
U.S. Home Realty, Inc. (TX)
U.S. Home Realty Corporation
U.S. Home Southwest Holding Corp.
U.S.H. Corporation of New York
U.S.H. Los Prados, Inc.
U.S.H. Realty, Inc.
University Community Partners, LLC
USH Acquisition Corp.
USH Bickford, LLC
USH Equity Corporation
USH Heritage Pom, L.L.C.
USH Millennium Ventures Corp.
USH (West Lake), Inc.
USH Woodbridge, Inc.
USHHH, Inc.
Villages of Rio Pinar Club, Inc.
West Adams Street L.L.C.
West Chocolate Bayou Development Corp.
Westbrook Homes, LLC
Westchase, Inc.
Westchase, Ltd.
Weststone Corporation

as Guarantors
By:	/s/ Benjamin P. Butterfield
	Name:	Benjamin P. Butterfield
	Title:	Secretary

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Stuart A. Miller, Bruce E. Gross, Benjamin P. Butterfield and Diane J. Bessette his or her true and lawful attorney-in-fact and agent, with full powers of substitution to sign for him or her and in his or her name any or all amendments (including post-effective amendments) to the registration statement to which this power of attorney is attached and to file those amendments and all exhibits to them and other documents to be filed in connection with them with the Securities and Exchange Commission.

     Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

On Behalf of Lennar Corporation:

Signature	Title(s)	Date

/s/ Stuart A. Miller Stuart A. Miller	Chief Executive Officer, President and Director (Principal Executive Officer)	June 30, 2004
/s/ Bruce E. Gross Bruce E. Gross	Vice President and Chief Financial Officer (Principal Financial Officer)	June 30, 2004
/s/ Diane J. Bessette Diane J. Bessette	Vice President and Controller (Principal Accounting Officer)	June 30, 2004
/s/ Irving Bolotin Irving Bolotin	Director	June 30, 2004
/s/ Steven L. Gerard Steven L. Gerard	Director	June 30, 2004
/s/ Jonathan M. Jaffe Jonathan M. Jaffe	Director	June 30, 2004
/s/ R. Kirk Landon R. Kirk Landon	Director	June 30, 2004
/s/ Sidney Lapidus Sidney Lapidus	Director	June 30, 2004

Signature	Title(s)	Date

/s/ Hervé Ripault Hervé Ripault	Director	June 30, 2004
/s/ Donna Shalala Donna Shalala	Director	June 30, 2004
/s/ Steven J. Saiontz Steven J. Saiontz	Director	June 30, 2004
/s/ Robert J. Strudler Robert J. Strudler	Vice-Chairman of the Board of Directors	June 30, 2004

On Behalf of the Following Co-Registrants:
Name of Co-Registrant

Acme Water Supply & Management Company (3)(11)(12)(13.1)(6.2)(2.3)
Aquaterra Utilities, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
B. Andrews & Co., Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Bayhome USH, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Boca Greens, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Boca Isles South Club, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Boggy Creek USH, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Bramalea California, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Bramalea California Properties, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Bramalea California Realty, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Brazoria County LP, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Builders Acquisition Corp. (3)(11)(12)(13.1)(6.2)(2.3)
Builders LP, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Clodine-Bellaire LP, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Club Pembroke Isles, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Club Tampa Palms, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Concord Hills, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Concord Homes, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Concord Lake, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Concord Oaks, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Concord Park, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Concord Pointe, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
DCA Homes NJ Realty, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
DCA of Lake Worth, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
DCA of New Jersey, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
E.M.J.V. Corp. (3)(11)(12)(13.1)(6.2)(2.3)
F.P. Construction Corp. (3)(11)(12)(13.1)(6.2)(2.3)
Fidelity Guaranty and Acceptance Corporation (3)(11)(12)(10.1)(6.2)(2.3)
Fortress Management, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Fortress Mortgage, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Fortress Pennsylvania Realty, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Fortress-Florida, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Genesee Communities I, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Genesee Communities III, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Grand Isle Club, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Greystone Construction, Inc. (5)(11)(14)(9.1)(17.2)(15.3)
Greystone Homes, Inc. (5)(11)(14)(9.1)(17.2)(15.3)
Greystone Homes of Nevada, Inc. (5)(11)(14)(8.1)(17.2)(15.3)
Harris County LP, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Heritage Harbour Realty, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Heritage Housing Group, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Heritage USH, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Home Buyer’s Advantage Realty, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Homecraft Corporation (3)(11)(12)(13.1)(6.2)(2.3)
Imperial Homes Corporation (3)(11)(12)(13.1)(6.2)(2.3)
Inactive Corporations, Inc. (3)(11)(12)(13.1)(6.2)(2.3)

Kings Ridge Golf Corporation (3)(11)(12)(13.1)(6.2)(2.3)
Kings Ridge Recreation Corporation (3)(11)(12)(13.1)(6.2)(2.3)
Kings Wood Development Corporation (3)(11)(12)(13.1)(6.2)(2.3)
Landmark Homes, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Laureate Homes of Arizona, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Legacy Homes, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Legends Club, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Legends Golf Club, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Lennar Acquisition Corp. II (3)(11)(12)(13.1)(6.2)(2.3)
Lennar Associates Management Holding Company (7)(4.1)(1.2)(1.3)
Lennar Aviation, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Lennar Carolina, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Lennar Central Region Sweep, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Lennar Chicago, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Lennar Communities, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Lennar Communities Development, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Lennar Communities of Florida, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Lennar Communities of South Florida, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Lennar Construction, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Lennar Developers, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Lennar Developers, Inc. II (3)(11)(12)(13.1)(6.2)(2.3)
Lennar Developers, Inc. III (3)(11)(12)(13.1)(6.2)(2.3)
Lennar Family of Builders GP, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Lennar Fresno, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Lennar Homes, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Lennar Homes Holding Corp. (3)(11)(12)(13.1)(6.2)(2.3)
Lennar Homes of Arizona, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Lennar Homes of California, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Lennar La Paz, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Lennar La Paz Limited, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Lennar Land Partners Sub, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Lennar Land Partners Sub II, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Lennar Military Housing, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Lennar Nevada, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Lennar Northland I, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Lennar Northland II, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Lennar Northland III, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Lennar Northland IV, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Lennar Northland V, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Lennar Northland VI, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Lennar Pacific, Inc. (5)(11)(14)(8.1)(17.2)(15.3)
Lennar Pacific Properties, Inc. (5)(11)(14)(8.1)(17.2)(15.3)
Lennar Pacific Properties Management, Inc. (5)(11)(14)(8.1)(17.2)(15.3)
Lennar Realty, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Lennar Renaissance, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Lennar Sacramento, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Lennar Sales Corp. (5)(11)(14)(9.1)(17.2)(15.3)
Lennar San Jose Holdings, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Lennar Southland I, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Lennar Southland II, Inc. (3)(11)(12)(13.1)(6.2)(2.3)

Lennar Southland III, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Lennar Southwest Holding Corp. (3)(11)(12)(13.1)(6.2)(2.3)
Lennar Texas Holding Company (3)(11)(12)(13.1)(6.2)(2.3)
Lennar.Com, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Lennar-Kings Lake, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Lennar-Lantana Boatyard, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Long Point Development Corporation (3)(11)(12)(13.1)(6.2)(2.3)
Lucerne Merged Condominiums, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Lundgren Bros. Construction, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
M.A.P. Builders, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Marlborough Development Corporation (3)(11)(12)(13.1)(6.2)(2.3)
Mid-County Utilities, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Midland Housing Industries Corp. (3)(11)(12)(13.1)(6.2)(2.3)
Midland Investment Corporation (3)(11)(12)(13.1)(6.2)(2.3)
Mission Viejo Holdings, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
New Home Brokerage, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Oceanpointe Development Corporation (3)(11)(12)(13.1)(6.2)(2.3)
Orrin Thompson Construction Company (3)(11)(12)(13.1)(6.2)(2.3)
Orrin Thompson Homes Corp. (3)(11)(12)(13.1)(6.2)(2.3)
Paparone Construction Co. (3)(11)(12)(13.1)(6.2)(2.3)
Patriot Homes, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Patriot Homes of Virginia, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Rivenhome Corporation (3)(11)(12)(13.1)(6.2)(2.3)
Riviera Land Corp. (3)(11)(12)(13.1)(6.2)(2.3)
Rutenberg Homes, Inc. (FL) (3)(11)(12)(13.1)(6.2)(2.3)
Rutenberg Homes of Texas, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Savell Gulley Development Corporation (3)(11)(12)(13.1)(6.2)(2.3)
Silver Lakes-Gateway Clubhouse, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Stoney Corporation (3)(11)(12)(13.1)(6.2)(2.3)
Stoneybrook Golf Club, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Strategic Holdings, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Strategic Technologies, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Strategic Technologies Communications of California, Inc.
(3)(11)(12)(13.1)(6.2)(2.3)
Summerway Investment Corp. (3)(11)(12)(13.1)(6.2)(2.3)
Summit Acquisition Corp. (3)(11)(12)(13.1)(6.2)(2.3)
The Club at Stoneybrook, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
The Fortress Group, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
The Grande By Lennar Builders, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
U.S. Home Associates Management, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
U.S. Home Corporation (3)(11)(12)(16.1)(6.2)(2.3)
U.S. Home of Arizona Construction Co. (3)(11)(12)(13.1)(6.2)(2.3)
U.S. Home of West Virginia, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
U.S. Home Realty, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
U.S. Home Realty Corporation (3)(11)(12)(13.1)(6.2)(2.3)
U.S. Home Southwest Holding Corp. (3)(11)(12)(13.1)(6.2)(2.3)
U.S.H. Corporation of New York (3)(11)(12)(13.1)(6.2)(2.3)
U.S.H. Los Prados, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
U.S.H. Realty, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
USH Acquisition Corp. (3)(11)(12)(13.1)(6.2)(2.3)
USH Equity Corporation (3)(11)(12)(13.1)(6.2)(2.3)
USH Millennium Ventures Corp. (3)(11)(12)(13.1)(6.2)(2.3)

USH (West Lake), Inc. (3)(11)(12)(13.1)(6.2)(2.3)
USH Woodbridge, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
USHHH, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Villages of Rio Pinar Club, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
West Chocolate Bayou Development Corp. (3)(11)(12)(13.1)(6.2)(2.3)
Westchase, Inc. (3)(11)(12)(13.1)(6.2)(2.3)
Weststone Corporation (3)(11)(12)(13.1)(6.2)(2.3)

Asbury Woods L.L.C.1
Avalon-Sienna III, L.L.C.1
Barnsboro Associates, LLC2
Bella Oaks L.L.C. 1
Bennetts Village LLC1
Bickford Holdings, LLC3
Brewer Baseline Investors, LLC2
Cambria L.L.C. 1
Cantera Village L.L.C. 1
Cary Woods L.L.C. 1
Claremont Ridge L.L.C. 1
Claridge Estates L.L.C. 1
Colonial Heritage LLC2
Concord at Meadowbrook L.L.C. 1
Concord at Pheasant Run Trails L.L.C. 1
Concord at Ravenna L.L.C. 1
Concord at Zurich Village L.L.C. 1
Concord City Centre L.L.C. 1
Concord Hills Limited Partnership4
Concord Lake Limited Partnership5
Concord Mills Estates L.L.C. 1
Concord Mills Limited Partnership6
Concord Oaks Limited Partnership7
Concord Park Limited Partnership8
Concord Pointe Limited Partnership9
Coto de Caza, Ltd.10
Country Club Development at the Fort, LLC11
Coventry L.L.C. 1
Enclave Land, L.L.C.12
ERMLOE, LLC13
Fortress Holding - Virginia, LLC14
Fortress Illinois, LLC15
Fortress Missouri, LLC15
Fortress Pennsylvania, LLC15

[1]	Executed by Concord Homes, Inc. as Managing Member

[2]	Executed by U.S. Home Corporation as Managing Member

[3]	Executed on behalf of U.S.H. Bickford, LLC, as Managing Member, by U.S. Home Corporation, its Member

[4]	Executed by its General Partner, Concord Hills, Inc.

[5]	Executed by its General Partner, Concord Lake, Inc.

[6]	Executed by the Liquidation Agent, Concord Homes, Inc.

[7]	Executed by its General Partner, Concord Oaks, Inc.

[8]	Executed by its General Partner, Concord Park, Inc.

[9]	Executed by its General Partner, Concord Pointe, Inc.

[10]	Executed by its General Partner, Lennar Land Partners Sub II, Inc.

[11]	Executed by Lennar Fresno, Inc. as Managing Member

[12]	Executed by Lennar Chicago, Inc. as Managing Member

[13]	Executed by Lennar Homes, Inc. as Member

[14]	Executed by The Fortress Group, Inc. as Managing Member

[15]	Executed by Lennar San Jose Holdings, Inc. as Member

Fox-Maple Associates, LLC2
Foxwood L.L.C. 1
Gateway Commons, L.L.C. 2
Genesee Communities II, LLC16
Genesee Communities IV, LLC17
Genesee Communities V, LLC17
Genesee Communities VI, LLC17
Genesee Communities VII, LLC17
Genesee Communities VIII, LLC17
Genesee Communities IX, LLC17
Genesee Venture, LLC17
Glenview Reserve, LLC1
Greenfield/Waterbury L.L.C. 1
Greystone Nevada, LLC18
Hallston Burbank LLC21
Haverton L.L.C. 1
Heathcote Commons LLC2
Impressions L.L.C. 1
Kings Lake TH, LLC19
LENH I, LLC13
Lennar Americanos Douglas, LLC2
Lennar Associates Management, LLC20
Lennar Central Park, LLC21
Lennar Coto Holdings, L.L.C.21
Lennar Family of Builders Limited Partnership22
Lennar Financial Services, LLC23
Lennar Homes of Texas Land and Construction, Ltd.24
Lennar Homes of Texas Sales and Marketing, Ltd.25
Lennar Houston Land, LLC26
Lennar Northpointe North, LLC2
Lennar Pacific, L.P.27
Lennar Reno, LLC28
Lennar Sun Ridge, LLC2
Lennar Trading Company, LP29
Lennarstone Marketing Group, LLC30

[16]	Executed on behalf of Fortress Holding-Virginia, LLC, its Managing Member, by The Fortress Group, Inc., its Managing Member

[17]	Executed by Lennar Renaissance, Inc. as Managing Member

[18]	Executed by Greystone Homes of Nevada, Inc. as Managing Member

[19]	Executed by Lennar-Kings Lake, Inc. as Manager

[20]	Executed by Lennar Associates Management Holding Company as Member

[21]	Executed by Lennar Homes of California, Inc. as Managing Member

[22]	Executed by its General Partner, Lennar Family of Builders GP, Inc.

[23]	Executed on behalf of LFS Holding Company, LLC by U.S. Home Corporation, its Managing Member

[24]	Executed by Lennar Texas Holding Company, its General Partner

[25]	Executed on behalf of Tustin Villas Partners, LLC, its Member, by Lennar Homes of California, Inc., its Member

[26]	Executed on behalf of Lennar Homes of Texas Land and Construction, Ltd. by Lennar Texas Holding Company, its General Partner

[27]	Executed by Greystone Homes, Inc., its General Partner

[28]	Executed by Lennar Pacific Properties Management, Inc. as Managing Member

[29]	Executed by its General Partner, Lennar Texas Holding Company

LFS Holding Company, LLC2
LH Eastwind, LLC13
LHI Renaissance, LLC13
LN, L.L.C. 13
Lorton Station, LLC2
Madrona Village L.L.C. 1
Marble Mountain Partners, LLC25
Mission Viejo 12S Venture, LP31
Moffett Meadows Partners, LLC21
North County Land Company, LLC21
Northbridge L.L.C. 1
Northern Land Company, LLC15
Northgate Highlands Development II, LLC2
NuHome Designs, L.L.C.14
Parc Chestnut L.L.C. 1
Parkside Estates L.L.C. 1
Placer Vineyards, LLC32
Polygon La Paz Associates33
Providence Glen L.L.C. 1
Rancho Summit, LLC15
RRKTG Lumber, LLC17
S. Florida Construction, LLC13
S. Florida Construction II, LLC13
S. Florida Construction III, LLC13
SEA Joint Venture, LLC2
SFHR Management, L.L.C.12
Sonoma L.L.C. 1
South Park Development, LLC21
Spanish Springs Development, LLC2
Strategic Cable Technologies, L.P.34
Summerwood, L.L.C. 2
Summit Enclave, L.L.C.12
Summit Glen, L.L.C.12
Summit Land, L.L.C.12
Summit Ridge 23, L.L.C.12
Summit Townes, L.L.C.12
Summit-Meadowbrook, L.L.C.12
Summit-Reserve, L.L.C.12
Sunstar Enterprises, LLC17
The Courts of Indian Creek L.L.C. 1
The Sexton L.L.C. 1
Tustin Villas Partners, LLC21
Tustin Vistas Partners, LLC35

[30]	Executed by Greystone Homes, Inc. as Managing Member

[31]	Executed by Mission Viejo Holdings, Inc., its General Partner

[32]	Executed on behalf of Brewer Baseline Investors, LLC, its Member, by Lennar Renaissance, Inc., its Member

[33]	Executed by its General Partner, Lennar La Paz, Inc.

[34]	Executed by its General Partner, Strategic Technologies, Inc.

[35]	Executed on behalf of Marble Mountain Partners, LLC, its Member, by Tustin Villas Partners, LLC, its Member, by Lennar Homes of California, Inc., its Member

University Community Partners, LLC21
USH Bickford, LLC2
USH Heritage Pom, L.L.C. 2
West Adams Street L.L.C. 1
Westbrook Homes, LLC15
Westchase, Ltd.36

[36]	Executed by its General Partner, Westchase, Inc.

Signature	Title(s)		Date

/s/ Richard Abreu	(1.2)	Chief Financial Officer
Richard Abreu	(1.3)	Controller	June 30, 2004
/s/ Diane J. Bessette
Diane J. Bessette	(2.3)	Controller	June 30, 2004
/s/ Benjamin P. Butterfield
Benjamin P. Butterfield	(3)	Director	June 30, 2004
/s/ Jose Cabaleiro
Jose Cabaleiro	(4.1)	Chief Executive Officer	June 30, 2004
/s/ Edward C. Giermann
Edward C. Giermann	(5)	Director	June 30, 2004
/s/ Bruce E. Gross
Bruce E. Gross	(6.2)	Chief Financial Officer	June 30, 2004
/s/ A. Elizabeth Guerra-Pazos
A. Elizabeth Guerra-Pazos	(7)	Director	June 30, 2004
/s/ Emile Haddad
Emile Haddad	(8.1)	Chief Executive Officer	June 30, 2004
/s/ Jonathan M. Jaffe
Jonathan M. Jaffe	(9.1)	Chief Executive Officer	June 30, 2004
/s/ Craig M. Johnson
Craig M. Johnson	(10.1)	Chief Executive Officer	June 30, 2004
/s/ Steven Lane
Steven Lane	(11)	Director	June 30, 2004
/s/ L. Christian Marlin
L. Christian Marlin	(12)	Director	June 30, 2004
/s/ Stuart A. Miller
Stuart A. Miller	(13.1)	Chief Executive Officer	June 30, 2004
/s/ Betty Jo Powers
Betty Jo Powers	(14)	Director	June 30, 2004
/s/ Mark Shea
Mark Shea	(15.3)	Controller	June 30, 2004

Signature	Title(s)		Date
/s/ Robert J. Strudler
Robert J. Strudler	(16.1)	Chief Executive Officer	June 30, 2004
/s/ Michael White
Michael White	(17.2)	Chief Financial Officer	June 30, 2004

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1(a)	Form of Indenture, dated as of June 25, 2004, between the Company and U.S. Bank Trust National Association.
4.1(b)	Form of Indenture, dated as of December 31, 1997, between the Company and J.P. Morgan Trust Company, N.A., as successor in interest to The First National Bank of Chicago, N.A. (incorporated by reference to the Company’s Registration Statement on Form S-3, File No. 333-45527).
4.2(a)	The Company’s Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(a) of the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 1998, dated March 1, 1999), as amended by the Certificate of Amendment to Certificate of Incorporation, dated April 9, 1999 (incorporated by reference to Exhibit 3(a) of the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 1999, dated February 28, 2000) and the Certificate of Amendment to Certificate of Incorporation, dated April 8, 2003 (incorporated by reference to Annex IV to the Schedule 14A dated March 10, 2003).
4.2(b)	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3(e) to the Company’s Annual Report on Form 10-K, for the fiscal year ended November 30, 2003, File No. 001-11749).
5.1	Opinion of Clifford Chance US LLP.
12.1	Statements of Computation of Ratios of Earnings to Fixed Charges.
23.1	Consent of Clifford Chance US LLP (contained in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP.
24.1	Power of Attorney (included on the signature pages).
25.1	Statement of Eligibility and Qualification on Form T-1 of U.S. Bank Trust National Association under the Indenture.
25.2	Statement of Eligibility and Qualification on Form T-1 of predecessor to J.P. Morgan Trust Company (incorporated by reference to the Company’s Registration Statement on Form S-3, File No. 333-45527).